UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 29, 2003

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500
Registrant’s telephone number, including area code

Item 5.  Other Events.

Our Form 10-K for the year ended December 31, 2002 includes certain non-GAAP financial measures.  A reconciliation of those measures to the most directly related comparable GAAP measures is attached hereto as Exhibit 99.  These non-GAAP financial measures include the following:

(a)           Percentage increase or decrease in international sales for 2002 and 2001 assuming the Japan business was consolidated for all periods presented (See Schedule A to Exhibit 99);

(b)           Percentage increase or decrease in international sales for 2002 and 2001 assuming the Japan business was consolidated for all periods presented and excluding the impact of changes in foreign currency exchange rates (See Schedule A to Exhibit 99);

(c)           Total net sales and net sales by product line for 2002, 2001, and 2000 assuming the Japan business was consolidated for all periods presented (See Schedule B to Exhibit 99);

(d)           Total net sales and net sales by product line for 2002, 2001, and 2000 assuming the Japan business was consolidated for all periods presented and excluding the impact of changes in foreign currency exchange rates, and assuming sales of (a) the mechanical cardiac assist product line, (b) the perfusion product line and (c) the perfusion services business had occurred as of January 1, 2000 (See Schedule B to Exhibit 99);

(e)           Gross profit as a percentage of net sales for 2002, 2001, and 2000 assuming the Japan business was consolidated for all periods presented and assuming sales of (a) the mechanical cardiac assist product line, (b) the perfusion product line and (c) the perfusion services business had occurred as of January 1, 2000 (See Schedule C to Exhibit 99);

(f)            Selling, General and Administrative (“SG&A”) expenses as a percentage of net sales for 2002, 2001, and 2000 assuming the Japan business was consolidated for all periods presented and assuming sales of (a) the mechanical cardiac assist product line, (b) the perfusion product line and (c) the perfusion services business had occurred as of January 1, 2000 (See Schedule D to Exhibit 99); and

(g)           Research and development expenses as a percentage of net sales for 2002, 2001, and 2000 assuming the Japan business was consolidated for all periods presented and assuming sales of (a) the mechanical cardiac assist product line, (b) the perfusion product line and (c) the perfusion services business had occurred as of January 1, 2000 (See Schedule E to Exhibit 99).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

99            Reconciliations of non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2003

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ CORINNE H. LYLE
Corinne H. Lyle
Corporate Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)